SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 TRIBUNE COMPANY
                                 ---------------
             (Exact name of registrant as specified in its charter)



                   DELAWARE                                36-1880355
                   --------                                ----------
           (State of incorporation                      (I.R.S. Employer
              or organization)                          Identification No.)



  435 North Michigan Avenue, Chicago, Illinois                60611
  --------------------------------------------                -----
    (Address of principal executive offices)                (Zip Code)




     If this form relates to the                 If this form relates to the
     registration of a class of                  registration of a class of
     securities pursuant to Section              securities pursuant to Section
     12(b) of the Exchange Act and               12(g) of the Exchange Act and
     is effective upon filing                    is effective pursuant to
     pursuant to General                         General Instruction A.(d),
     Instruction A.(c), please                   please check the following
     check the following box. [X]                box. [ ]


Securities Act registration statement file number to which this form relates:  333-74961
               ---------
              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange on Which
     to be so Registered                         Each Class is to be Registered
     -------------------                         ------------------------------

   Exchangeable Subordinated                     The New York Stock Exchange
   Debentures due 2029

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

          INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

          The description of the Registrant's Exchangeable Subordinated Debentures due 2029 (the "PHONES") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of Debt Securities" in the Registration Statement on Form S-3 of Tribune Company (Registration No. 333-74961) (as the same may be amended from time to time the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe PHONES shall be deemed to be incorporated herein by reference.

          The Company has made an application for the listing of the PHONES on The New York Stock Exchange.


ITEM 2.   EXHIBITS

Exhibit No.                           Description
-----------                           -----------

    1. Restated Certificate of Incorporation of Tribune Company, dated April 21, 1987; Certificate of Designation of Series B Convertible Preferred Stock, dated April 4, 1989 (incorporated by reference to
             Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for
             1991).

    2. Amended Certificate of Designation of Series A Junior Participating Preferred Stock, dated December 2, 1997 (incorporated by reference to Exhibit 3.1a to the Registrant's Annual Report on Form 10-K for 1997).

    3. By-Laws of Tribune Company, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 27, 1998).

    4. Subordinated Indenture dated as of April 1, 1999 between Tribune Company and Bank of Montreal Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 5, 1999).

    5. Form of Exchangeable Subordinated Debenture pursuant to the Subordinated Indenture dated as of April 13, 1999 between Tribune Company and Bank of Montreal Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 13, 1999).

                                    SIGNATURE


             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           TRIBUNE COMPANY



Date:  October 15, 1999
                                           By: /s/ R. Mark Mallory
                                           -----------------------
                                           Name: R. Mark Mallory
                                           Title: Vice President and Controller

Exhibit No.                           Description
-----------                           -----------

    1. Restated Certificate of Incorporation of Tribune Company, dated April 21, 1987; Certificate of Designation of Series B Convertible Preferred Stock, dated April 4, 1989 (incorporated by reference to
             Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for
             1991).

    2. Amended Certificate of Designation of Series A Junior Participating Preferred Stock, dated December 2, 1997 (incorporated by reference to Exhibit 3.1a to the Registrant's Annual Report on Form 10-K for 1997).

    3. By-Laws of Tribune Company, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 27, 1998).

    4. Subordinated Indenture dated as of April 1, 1999 between Tribune Company and Bank of Montreal Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 5, 1999).

    5. Form of Exchangeable Subordinated Debenture pursuant to the Subordinated Indenture dated as of April 13, 1999 between Tribune Company and Bank of Montreal Trust Company (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated April 13, 1999).